UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2010
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
(Exact name of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 697-1111
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
On June 21, 2010, L-3 Communications Corporation received notice from U.S. Special Operations Command that the follow-on Special Operations Forces Support Activity (SOFSA) contract was not awarded to L-3. The SOFSA contract represented 3% of our consolidated sales for the fiscal year ended December 31, 2009. L-3 expects that, as a result of this action, its full year 2010 sales and earnings per share will be reduced by an estimated $150 million and $0.04 per share, respectively. The company intends to update its full year 2010 guidance on July 27, 2010 in connection with its release of second quarter 2010 results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Ralph G. D’Ambrosio
	Name:	Ralph G. D’Ambrosio
	Title:	Senior Vice President and Chief Financial Officer

Dated: June 21, 2010